Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-155760 and 333-158060) and Form S-8 (Nos. 333-165569, 333-51595, 333-55124, 333-102211, 333-102220, 333-117131, 333-130281 and 333-143701) of National Fuel Gas Company of our report dated November 23, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Buffalo, New York

November 23, 2011